                                                                    EXHIBIT 23.2

                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Registration
Statement on Form S-3 (No. 333-    ) of our report dated July 27, 1999 relating
to the financial statements and financial statement schedule, which are incorporated by reference and included, respectively, in Affiliated Computer Services, Inc.'s Annual Report on Form 10-K for the year ended June 30, 1999. We also consent to the reference to us under the heading "Experts" in such Registration Statement.


/s/ PRICEWATERHOUSECOOPERS LLP

PricewaterhouseCoopers LLP

Dallas, Texas
November 12, 1999